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                                                                    EXHIBIT 23.7


         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


         We hereby consent to the references to our firm under the captions "SUMMARY - The Merger - Opinions of Financial Advisors," "THE MERGER AND RELATED TRANSACTIONS - Background of the Merger," "THE MERGER AND RELATED TRANSACTIONS - Recommendation of the Board of Directors of Western" and "THE MERGER AND RELATED TRANSACTIONS - Opinion of Financial Advisor to Western" in the Joint Proxy Statement and Prospectus, each included in the Registration Statement on Form S-4 relating to the proposed merger of a subsidiary of USA Waste Services, Inc. with and into Western Waste Industries, and to the inclusion of our opinion letter as Appendix C in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED


March 29, 1996                          By:  /s/ Robert Stewart
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